EXHIBIT 10.1
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                                    AGREEMENT

     This Agreement dated the 1st day of September, 2005 is entered into among CityFed Financial Corp., a Delaware corporation ("CityFed"), CFF Services Corp., a Delaware corporation ("Services"), Peter Kellogg, John W. Atherton, Jr. and John Kean (collectively, the "Noteholders") and Stephen L. Ranzini ("Ranzini").

                                WITNESSETH THAT:

     WHEREAS, CityFed has outstanding promissory notes payable to the Noteholders in the aggregate principal amount of $4,750,000.00 (the "Notes"), which Notes are due on May 31, 2007 and bear interest at the prime rate as posted in the Eastern Edition of THE WALL STREET JOURNAL (or equivalent source) per annum; and

     WHEREAS, the parties acknowledge that, if CityFed were to be liquidated as of the date of this Agreement, the consolidated assets of CityFed, after payment of the principal and interest due on the Notes and other liabilities, would only be sufficient to pay a small percentage of the liquidation preference and accrued dividends on CityFed's $2.10 Cumulative Convertible Preferred Stock, Series B, par value $0.01 per share (the "Series B Preferred"), and that after such liquidation, no assets would remain available for distribution to holders of CityFed's Series C Junior Preferred Stock, par value $0.01 per share (the "Series C Preferred") or CityFed's common stock, par value $0.01 per share (the "Common Stock"); and

     WHEREAS, Ranzini is a director of CityFed elected by and representing the holders of the Series B Preferred; and

     WHEREAS, the parties acknowledge that CityFed will explore a restructuring of CityFed's equity interests (the "Restructuring"); and

     WHEREAS, the Noteholders are willing to cooperate with the Restructuring in consideration of the agreements set forth in this Agreement; and

     WHEREAS, the parties desire to increase the interest rate per annum upon default to 18%, retroactively applied to December 19, 2003, and to add the Events of Default (as hereinafter defined) referenced in Section 7 of this Agreement as events of default under the Notes; and

     WHEREAS, the Noteholders have agreed to extend the maturity date of the Notes to December 31, 2007; and

     WHEREAS, the parties desire to enter into this Agreement to provide for a pledge of the stock of Services to the Noteholders as security for the payment of the principal and interest on the Notes and the other obligations of CityFed under this Agreement; and

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     WHEREAS, the parties agree that from and after June 1, 2005, the businesses of CityFed and Services will be run as separate entities, and that the assets, income and expenses of Services will be run for the benefit of the Noteholders in the event the Noteholders foreclose on the pledge (subject to the claims of creditors of Services in the ordinary course); and

     WHEREAS, Services will assist CityFed in its public company reporting obligations for a period of five years from the date hereof in return for payment by CityFed of $50,000 per year.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. AMENDMENT OF NOTES. Effective the date hereof, the Notes are hereby amended as follows:

     (a) The sentence in the Notes that reads: "Unpaid principal after May 31, 2007 (the "Due Date") shall accrue at a rate of 10.00% annually until paid." shall be deleted and the following inserted in its place:

     "All unpaid principal and interest shall be due and owing on December 31, 2007 (the "Due Date"). Upon the occurrence of any event of default under this Note (including as amended), the interest rate on this Note shall be increased to 18% per annum, and such increase shall be retroactively applied to December 19, 2003 as if such rate were in effect on such date."

     (b) The maturity date on the Notes will be extended to December 31, 2007.

     (c) The Events of Default listed in Section 7 are added as events of default under the Notes.

     Except as herein amended, the Notes shall remain in full force and effect and are hereby ratified and confirmed in all respects.

     SECTION 2. DIVISION OF ASSETS. Effective June 1, 2005 (the "Separation Date"), the assets of CityFed and Services will be divided such that Services will have assets approximately equal to $5,083,000. The parties agree that Services currently has real estate-related assets with a deemed value of approximately $4,732,000 as shown on the attached Exhibit A and cash in an amount equal to $414,000. CFF Services agrees to transfer $63,000 to CityFed so that the total of Services assets will equal approximately $5,083,000. CityFed will be entitled to retain all of its remaining assets, including the cash transferred from Services, its own cash and all investment securities.

     SECTION 3. OPERATION OF COMPANIES FOLLOWING THE SEPARATION DATE. From and after the Separation Date, the business of Services will be run for the benefit of the Noteholders such that all income and expenses of Services will be charged to, and accrue for the benefit of Services, and the business of CityFed will be run for the benefit of the shareholders of CityFed such that all income and expenses of CityFed will be charged to, and accrue for the benefit of

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CityFed (subject, in both cases, to the claims of creditors of each company in the ordinary course), as follows:

     a. Interest due and payable on the Notes will be charged to Services after the Separation Date.

     b. As of the Separation Date, all of the directors of CityFed will resign other than Ranzini and John W. Atherton, Jr., and the Board of Directors of CityFed will appoint new directors. As of the Separation Date, all of the officers of CityFed will resign and the new Board of Directors of CityFed will appoint new officers of CityFed. The new Board of Directors and the officers together will be solely responsible for the management of the assets, including the investment securities, of CityFed, and all gains and losses therefrom will be solely for the benefit of the shareholders of CityFed (subject to the claims of creditors of CityFed in the ordinary course) and not available to the Noteholders to pay principal and interest on the Notes.

     c. As of the Separation Date, CityFed agrees not to appoint additional directors of Services. The Board of Directors of Services, the new officers of Services and the Noteholders will be solely responsible for the management of the business of Services, including its current real estate assets, and all gains and losses therefrom will be solely for the benefit of the Noteholders (subject to the claims of creditors of Services in the ordinary course) and not available to the shareholders of CityFed (other than in their capacity as Noteholders).

     d. The salary and related employment taxes and benefits of Mr. Atherton will be paid by Services.

     SECTION 4. TAX MATTERS.

     a. The parties acknowledge that CityFed and Services file federal and state income tax returns on a consolidated basis and have approximately $24,938,000 of net operating losses ("NOLs") as of December 31, 2004 of which $17,920,000 expires in 2005 and the remaining amounts expire in various years through 2022. CityFed and Services agree that Services will continue to file consolidated federal and state income tax returns and that the NOLs will be utilized by the consolidated group as available under applicable tax law. In the event the Noteholders foreclose on the pledge of the stock of Services, the remaining NOLs will be allocated and transferred to each of CityFed and Services as permitted pursuant to applicable tax law. After the Separation Date, to the extent that any NOLs are used to offset any taxable income of Services, Services shall not be required to distribute an amount equal to such offset to CityFed. Services shall only be required to distribute to CityFed an amount for income taxes that are incurred by Services and are actually paid to the appropriate tax authority by CityFed.

         b. In the event there is a sale, merger or other transaction involving CityFed in which there is value received for the NOLs, CityFed and Services shall receive 10% and 90% of such value, respectively, upon consummation of such transaction.

     SECTION 5. SEC REPORTING AND FINANCIAL SERVICES. From and after the Separation Date for a period of five years from the Separation Date, Services agrees to provide CityFed with (a)

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assistance in complying with CityFed's reporting requirements under the
Securities Exchange Act of Exchange, as amended (the "Exchange Act") and (b) accounting, tax and other financial services. CityFed will pay Services $50,000 a year for such services (the "Services Fee"). The Services Fee will be payable quarterly in arrears on the last day of each March, June, September and December, commencing on June 30, 2005. Such services shall include the drafting of all required Exchange Act reports, monitoring CityFed's compliance with SEC requirements, supervising the accounting systems of CityFed, preparing and filing of income tax returns of CityFed, supervising and managing CityFed's payroll processes and cash disbursements to vendors (accounts payable) and working with CityFed's Board of Directors and independent public accountants to ensure SEC compliance. The Services Fee does not include any out-of-pocket costs, such as the engagement of attorneys, accountants, investment bankers and other outside advisors or consultants and any costs of filing with the Securities and Exchange Commission (the "SEC"), all of which shall be borne by CityFed.

     SECTION 6. PLEDGE OF STOCK OF SERVICES. In order to secure the payment of the Notes, the payment by CityFed of the Services Fee and the other obligations of CityFed under this Agreement (the "Obligations"), CityFed hereby pledges, assigns, grants a security interest in, and delivers to John W. Atherton, Jr., for the benefit of the Noteholders (the "Agent"), all of the shares of capital stock of Services of every class, more fully described on Exhibit B hereto (the "Stock"), to be held by the Agent, for the benefit of the Noteholders, subject to the terms and conditions hereinafter set forth. The certificates for the Stock, accompanied by stock powers or other appropriate instruments of assignment thereof duly executed in blank by CityFed, have been delivered to the Agent.

          a. In the event CityFed shall acquire any additional shares of the capital stock of Services, or any corporation or other entity that is the successor to Services, or any securities exchangeable for or convertible into shares of such capital stock of any class of Services, whether by purchase, stock dividend, stock split or otherwise, then such shares or other securities shall be subject to the pledge, assignment and security interest granted to the Agent, for the benefit of the Noteholders, under this Agreement and CityFed shall deliver to the Agent forthwith any certificates therefor, accompanied by stock powers or other appropriate instruments of assignment duly executed by CityFed in blank. CityFed agrees that the Agent may from time to time attach as Exhibit B hereto an updated list of the shares of capital stock or securities at the time pledged with the Agent hereunder.

          b. Any sums or other property paid or distributed upon or with respect to any of the Stock, whether by dividend or redemption or upon the liquidation or dissolution of Services or otherwise, shall be paid over and delivered to the Agent to be held by the Agent, for the benefit of the Noteholders, as security for the payment and performance in full of all of the Obligations. In case, pursuant to the recapitalization or reclassification of the capital of Services or pursuant to the reorganization thereof, any distribution of capital shall be made on or in respect of any of the Stock or any property shall be distributed upon or with respect to any of the Stock, the property so distributed shall be delivered to the Agent, for the benefit of the Noteholders, to be held by him as security for the Obligations. All sums of money and property paid or distributed in respect of the

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     Stock, whether as a dividend or upon such a liquidation, dissolution, recapitalization or reclassification or otherwise, that are received by CityFed shall be immediately paid over to the Agent and shall, until paid or delivered to the Agent, be held in trust for the Agent, for the benefit of the Noteholders, as security for the payment and performance in full of all of the Obligations (the Stock and all of such property referred to in subsection (a) and this subsection (b) is hereinafter referred to as the "Stock Collateral").

          c. CityFed hereby represents and warrants that: (a) CityFed has good and marketable title to, and is the sole record and beneficial owner of, the Stock, subject to no pledges, liens, security interests, charges, options, restrictions or other encumbrances except the pledge and security interest created by this Agreement, (b) all of the Stock is validly issued, fully paid and non-assessable, (c) CityFed has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement and to pledge and grant a security interest in all of the Stock pursuant to this Agreement, and the execution, delivery and performance hereof and the pledge of and granting of a security interest in the Stock Collateral hereunder have been duly authorized by all necessary corporate or other action and do not contravene any law, rule or regulation or any provision of CityFed's charter documents or by-laws or of any judgment, decree or order of any tribunal or of any agreement or instrument to which CityFed is a party or by which it or any of its property is bound or affected or constitute a default thereunder, and (d) the information set forth in Exhibit B hereto relating to the Stock is true, correct and complete in all respects. CityFed covenants that it will defend the rights of the Noteholders and security interest of the Agent, for the benefit of the Noteholders, in such Stock against the claims and demands of all other persons whomsoever. CityFed further covenants that it will have the like title to and right to pledge and grant a security interest in the Stock Collateral hereafter pledged or in which a security interest is granted to the the Agent hereunder and will likewise defend the rights, pledge and security interest thereof and therein of the Noteholders and the Agent.

          d. Until the indebtedness represented by the Notes is paid in full, the Noteholders shall be entitled to receive all cash dividends paid in respect of the Stock Collateral, to vote the Stock Collateral and to give consents, waivers and ratifications in respect of the Stock Collateral (CityFed hereby irrevocably constituting and appointing the Agent the proxy and attorney-in-fact of CityFed, with full power of substitution, to do
     so); provided, however, that the Noteholders shall not be entitled to vote for the liquidation of the assets of Services unless and until a Default or an Event of Default has occurred. All such amounts paid shall be applied to reduction of the principal and interest outstanding under the Notes.

          e. Without the prior written consent of the Agent, CityFed will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber or restrict any of the Stock Collateral or any interest therein, except for the pledge thereof and security interest therein provided for in this Agreement.

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          f. CityFed will do all such acts, and will furnish to the Agent and the Noteholders all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and corporate approvals and will do or cause to be done all such other things as the Agent may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Noteholders and the Agent hereunder, all without any cost or expense to the Agent or the Noteholders. CityFed hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral as the Stock Collateral or words of similar effect, or as being of equal or lesser scope or in greater detail, and (b) contain any other information required by part 5 of
     Article 9 of the Uniform Commercial Code of the jurisdiction of the filing office for the sufficiency or filing office acceptance of any financing statement or amendment, including whether CityFed is an organization, the type of organization and any organization identification number issued to CityFed. CityFed agrees to furnish any such information to the Agent promptly upon request. CityFed also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

          g. The obligations of CityFed hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any exercise or nonexercise, or any waiver, by the the Agent or any Noteholder of any right, remedy, power or privilege under or in respect of any of the Obligations or any security thereof (including this Agreement); (b) any amendment to or modification of this Agreement, any of the Notes or any of the Obligations; or (c) the taking of additional security for, or any other assurances of payment of, any of the Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the Obligations; whether or not CityFed shall have notice or knowledge of any of the foregoing, CityFed hereby generally waiving all suretyship defenses to the extent applicable.

          h. The Noteholders hereby appoint Mr. Atherton as their Agent for the purposes set forth in this Agreement. Under no circumstances shall the Agent be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Stock Collateral of any nature or kind or any matter or proceedings arising out of or relating thereto, other than
     (a) to exercise reasonable care in the physical custody of the Stock Collateral and (b) after a Default or an Event of Default shall have occurred and be continuing to act in a commercially reasonable manner. Neither the Agent nor any Noteholder shall be required to take any action of any kind to collect, preserve or protect its or CityFed's rights in the Stock Collateral or against other parties thereto. The Agent's prior recourse to any part or all of the Stock Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Obligations.

     SECTION 7. EVENTS OF DEFAULT. In case of the occurrence of any one or more of the following events (each of which event is herein and in the Notes sometimes called an "Event of Default"):

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     a. the occurrence of any one or more of the events of default under the
Notes, as amended by this Agreement;

     b. default in the payment of the Services Fee when due and the continuation of any such default described in this subsection (b) for five (5) days after written notice thereof by the Agent to CityFed;

     c. any representation or warranty made herein shall prove to be false or misleading in any material respect when made or deemed to have been made;

     d. default in the due observance or performance of any other covenant, condition or agreement on the part of CityFed to be observed or performed pursuant to the terms of this Agreement, and such default shall continue unremedied for five (5) days after written notice thereof by the Agent to CityFed;

     e. dissolution, liquidation, winding-up, or termination of existence of CityFed;

     f. if CityFed shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if action shall be taken for the purpose of effecting any of the foregoing;

     g. an order, judgment or decree shall be entered, without the application, approval or consent of CityFed by any court of competent jurisdiction, approving a petition seeking reorganization of CityFed or appointing a receiver, trustee, custodian or liquidator of CityFed or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of thirty (30) consecutive days;

     h. CityFed shall have entered into an agreement of merger, consolidation, sale of assets or other similar agreement;

     i. CityFed shall not have effected the Restructuring by September 30, 2006;

     then and in every such Event of Default which shall be continuing, the Noteholders may, by notice to CityFed, declare the entire unpaid principal amount of the Notes and all fees and interest accrued and unpaid thereon and/or under this Agreement and any and all other indebtedness of CityFed to the Noteholders and/or to any holder of all or any portion of the Notes to be forthwith due and payable, whereupon the Notes and all such accrued fees and interest and other indebtedness shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by CityFed; provided, however that upon the occurrence of an Event of Default under subsection (f) or (g) hereof, all of the unpaid principal amount of the Notes, all fees and interest

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accrued and unpaid thereon and/or under this Agreement and any and all other indebtedness of CityFed to the Noteholders shall thereupon become and be forthwith due and payable in full without any need for the Noteholders to make any such declaration or take any action. Upon the occurrence of any Event of Default, the Noteholders, shall be entitled as a matter of right, if they so elect, to the taking of the actions described below in Section 8. The remedies specified herein are cumulative and not exclusive of any other remedy after any particular Event of Default and shall not operate as a waiver of any remedy in that or in any subsequent instance.

     SECTION 8. REMEDIES.

     If an Event of Default shall have occurred and be continuing, the Agent on behalf of the Noteholders may take any of the following actions:

     (a) The Agent on behalf of the Noteholders may exercise all the rights and remedies of a secured party under the Uniform Commercial Code ("UCC") (whether or not the UCC is in effect in the jurisdiction where such rights and remedies are exercised) and, in addition, the Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, including provisions that require a secured party to act in a commercially reasonable manner, (i) apply the cash, if any, then held by it as collateral hereunder, for the purposes and in the manner specified in Section 8 hereof, and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Obligations in full, sell the Stock Collateral, or any part or component thereof, at one or more public or private sales for cash, upon credit or for future delivery, and at such price or prices as the Agent may reasonably deem satisfactory.

     (b) Any such public sale shall be held at such time or times within ordinary business hours and at such public or private place or places as the Agent may fix in the notice of such sale. At any public or private sale, the Stock Collateral may be sold in one lot as an entirety or in separate parcels, as the Agent may reasonably determine. Neither the Agent nor the Noteholders shall be obligated to make such sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and placed fixed for the sale, and such sale may be made at any time or place to which the same may be adjourned. In case of any sale of all or any part of the Stock Collateral on credit or for future delivery, the Stock Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent and the Noteholders shall not incur any liability in case of the failure of such purchaser to take up and pay for the Stock Collateral so sold and, in case of any such failure, such Stock Collateral may again be sold upon like notice.

     (c) The Agent and the Noteholders, instead of exercising the power of sale herein conferred upon them, may proceed by a suit or suits at law or in equity to foreclose the security interests and sell the Stock Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

     (d) All rights and remedies contained herein shall be separate and cumulative and in addition to all other rights and remedies available to a secured party under applicable law, and

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the exercise of one shall not in any way limit or prejudice the exercise of any other such rights or remedies.

     (e) If at any time when the Agent shall determine to exercise its right to sell all or any part of the Stock Collateral pursuant to subsection (a)(ii) of this Section 7, CityFed recognizes that the Agent may be unable to effect a public sale of the Stock Collateral by the reason of certain prohibitions contained in the Securities Act, or other applicable state or federal laws, and the Agent may therefore resort to one or more private arm's-length sales thereof to a restricted group of purchasers. CityFed agrees that any such private sales may be at prices and on other terms less favorable to the seller than if sold at public sales and that such private arm's-length sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Agent shall sell all or any part of the Stock Collateral at a price which it deems commercially reasonable under the circumstances. The Agent shall be under no obligation to delay a sale of any of the Stock Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or such other applicable laws, even if the issuer would agree to do so. Subject to the foregoing, the Agent agrees that any sale of the Stock Collateral shall be made in a commercially reasonable manner, and CityFed agrees to execute and deliver, all at CityFed's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of the Agent, advisable to exempt the Stock Collateral from registration under the provisions of the Securities Act, and to make all amendments to such instruments and documents which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto, and other applicable law. CityFed further agrees to use commercially reasonable efforts to cause the issuer of the Stock Collateral to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction which the Agent shall reasonably designate.

     (f) The receipt by the Agent of the purchase money paid at any such sale made by it shall be a sufficient discharge therefor to any purchaser (other than the Agent) of the Stock Collateral, or any portion thereof, sold as aforesaid; and no such purchaser (or his or its representatives or assigns) (other than the Agent), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or in any manner whatsoever be answerable for any loss, misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

     (g) All rights and remedies contained herein shall be separate and cumulative and in addition to all other rights and remedies available to a secured party under Applicable Law, and the exercise of one shall not in any way limit or prejudice the exercise of any other such rights or remedies.

     SECTION 9. APPLICATION OF COLLATERAL AND PROCEEDS. The proceeds of any sale of, or other realization upon, all of any part of the Stock Collateral shall be applied as follows:

     (a) first, to pay the reasonable expenses of such sale or other realization, including reasonable commission to the Agent's agent, and all reasonable expenses, liabilities and

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advances incurred or made by the Agent in connection therewith, and any other unreimbursed expenses for which the Noteholders to be reimbursed under this Agreement;

     (b) second, to the payment of the Obligations in such order and manner as the Noteholders, in their sole discretion, shall determine; and

     (c) finally, unless applicable law otherwise provides, to pay to CityFed, or its successors or assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

     SECTION 10. LOAN FROM UNIVERSITY BANK TO SERVICES. Ranzini agrees to use his best efforts to cause University Bank to loan Services an amount equal to the assets of CityFed excluding the assets relating to Services (approximately $550,000 as of the date hereof), secured by a first lien on all assets of Services (the "Services Loan"). The Services Loan will bear interest at the bank's prime rate, will be prepayable at any time with no penalty and will mature five years from the date of the closing of the loan. CityFed agrees to enter into an agreement subordinating its interest in Services to the Services Loan.

     SECTION 11. ATHERTON PROFIT SHARING BONUS. In the event Mr. Atherton forwards any investment opportunities to CityFed during the period commencing on the date hereof and ending on the fifth anniversary of this Agreement, CityFed agrees to pay Mr. Atherton a profit sharing bonus of 20% of any profit realized by CityFed on such opportunity.

     SECTION 12. RESTRUCTURING. After the date of this Agreement, CityFed intends to begin the process of restructuring its equity structure with the goals of (i) reducing its equity structure to one class of common stock, (ii) ceasing being an SEC reporting company and (iii) providing that 90% of the equity of the restructured company would go to the holders of the Series B Preferred and 10% of the equity of the restructured company would go to the remaining holders of CityFed's Common Stock and Series C Preferred.

     SECTION 13. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and either mailed, sent by nationally recognized overnight courier service, sent by facsimile transmission confirmed the same day by a writing sent via another approved method of notice hereunder, or delivered to the applicable party at the addresses indicated below.

     If to the Noteholders or Services:

          Peter R. Kellogg
          c/o
          IAT Reinsurance Company, Ltd.
          48 Wall Street, 30th Floor
          New York, NY  10005

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          John W. Atherton, Jr.
          PO Box 3126
          Nantucket MA  02584

          (O) 508.228 2366

          John Kean
          Box 26
          Bedminster NJ  07921

     with a copy (which shall not constitute notice) to:

          Edwards & Angell, LLP
          2800 Financial Plaza
          Providence, Rhode Island  02903
          Attention:  Laura N. Wilkinson, Esq.
          Fax: (401) 276-6611

     If to CityFed or Ranzini:

          Stephen L. Ranzini
          c/o
          University Bank
          959 Maiden Lane
          Ann Arbor, MI  48105

     or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be deemed given upon the earliest to occur of (a) the third day following deposit thereof in the mail, (b) twelve noon local time on the first business day following timely deposit thereof with a nationally recognized overnight courier service with effective instructions to such courier to make delivery on the next business day, or (c) receipt by the party to whom such notice is directed.

     SECTION 14. GOVERNING LAW.

     This Guaranty shall be construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and performed in said state.

     SECTION 15. SUCCESSORS.

     This Agreement shall inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns, and shall be binding upon, and enforceable against, the parties hereto and their respective successors and assigns, provided that, none of the parties may assign their obligations hereunder without the consent of all parties to this Agreement.

     SECTION 16. SEVERABILITY.

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 17. SECTION HEADINGS.

     The section headings in this Agreement are inserted for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     SECTION 18. COUNTERPARTS.

     This Agreement may be executed by the parties hereto in several counterparts hereof and by different parties hereto on separate counterparts hereof, each of which shall be an original and all of which counterparts shall together constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as an in-hand delivery of an original executed counterpart thereof.

                            *SIGNATURES ON NEXT PAGE*

     IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under seal as of the day and year first above written.


                                      CITYFED FINANCIAL CORP.


                                      By:   /s/Stephen L. Ranzini
                                            ------------------------------
                                            Name: Stephen L. Ranzini
                                            Title: Director


                                      CFF SERVICES CORP


                                      By:   /s/John W. Atherton, Jr.
                                            ------------------------------
                                            Name: John W. Atherton, Jr.
                                            Title:   President


                                            /s/Stephen L. Ranzini
                                            ------------------------------
                                            Stephen L. Ranzini


                                      NOTEHOLDERS:


                                            /s/Peter R. Kellogg
                                            ------------------------------
                                            Peter Kellogg



                                            /s/John W. Atherton, Jr.
                                            ------------------------------
                                            John W. Atherton, Jr.



                                            /s/John Kean
                                            ------------------------------
                                            John Kean

                                                                       EXHIBIT A


CFF Services Corp.
Assets at May 31, 2005
(dollars in thousands)

Cash                                                    $  414
Mortgage loans                                           4,555
Real Estate and Fixed Assets (at amortized cost)           177
                                                        ------
Total                                                    5,146

                                                                       EXHIBIT B



CFF Services Corp.


Common Stock Issued and all shares are held by CityFed Financial Corp.

      510 Shares of no par vale common stock